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     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2002, in the Registration Statement on Form S-3 and related Prospectus of Cobalt Corporation for the registration of 7,500,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Milwaukee, Wisconsin
June 20, 2002